Exhibit 99.1

Press Release                                       Source: Speedemissions, Inc.

Speedemissions, Inc Reports Third Quarter Results
Q3 2007 Same Store Operating Margins Increase 21.3% Over Comparable Period

    ATLANTA, GA. November 13, 2007 -- Speedemissions, Inc. (OTC
Bulletin Board: SPMI- News), a leading vehicle emissions testing and safety inspections test only company announced financial results for the quarter ended September 30, 2007.

    Speedemissions reported third quarter revenue of $2,524,988, up from $2,484,492 for the comparable period last year. Net income for the quarter was $16,817, or $0.00 per diluted common share compared to $101,542, or $0.01 per diluted common share in 2006.

    For the nine months ended September 30, 2007, total revenue rose to $7,406,415 up from $7,286,789 in the comparable period of 2006. Net income and diluted earnings per common share were $66,377 or $0.01 per diluted common share compared to $208,726 or $0.03 per diluted common share in 2006.

    Same store operating margins increased 21.3% and 19.7% during the three and nine months ended September 30, 2007 over the prior year comparable periods. Same store revenues increased 1.2% and 3.2% during the three and nine months ended September 30, 2007 over the prior year comparable periods.

    General and administrative expenses for the three and nine month periods ended September 30, 2007 were $482,121 and $1,210,034 respectively. General and administrative expenses for the three and nine month periods ended September 30, 2006 were $352,838 and $1,081,971, respectively. The increases in general and administrative expenses were primarily due to an increase in professional fees, Sarbanes Oxley compliance costs, and stock option compensation expenses that were not present in comparable periods of 2006.

    Rich Parlontieri, President and CEO said, "Our execution of previously implemented programs to streamline operational efficiency and improve the customer experience helped achieve the increases in same store operating margins during the three and nine months ended September 30, 2007. While our overall net income was not as high as prior year mainly due to an increase in general and administrative expenses associated with expanding our business into Dallas and St. Louis, compliance with Sarbanes Oxley and new store operating expenses, we are encouraged by the increase in sales and our ability to improve our efficiency at our existing stores."

    About Speedemissions Inc. http://www.speedemissions.com

    Speedemissions, Inc., based in Atlanta, Georgia, plans to become the leading vehicle emissions (and safety inspection where required) test only company in the United States in areas where emissions testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The Company's present locations are in the Atlanta, GA. Houston, TX. and Salt Lake City, UT. markets, and is in the process of expanding into Dallas, TX and St. Louis, MO.

    Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions' products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

    For Further Information: Contact Suzanne Brown, Investor
Relations, 770-306-7667, ext. 229

Speedemissions, Inc. and Subsidiaries
Consolidated Balance Sheets
----------------------------------------------------------------------


                                           September 30, December 31,
Assets                                         2007          2006
                                           ------------- -------------
                                            (unaudited)
Current assets:
 Cash                                      $    946,576  $    320,231
 Other current assets                           219,985       224,930
                                           ------------- -------------

  Total current assets                        1,166,561       545,161

Property and equipment, at cost less
 accumulated depreciation and amortization      909,838     1,229,329

Goodwill                                      7,100,572     7,100,572

Other assets                                     81,863        59,926
                                           ------------- -------------

  Total assets                             $  9,258,834  $  8,934,988
                                           ============= =============

Liabilities and Shareholders' Equity

Current liabilities:
 Accounts payable                          $    308,529  $    318,297
 Accrued liabilities                            403,716       532,984
 Debt payable                                         -       111,747
 Current portion of capitalized lease
  obligations                                     5,306        12,925
                                           ------------- -------------

  Total current liabilities                     717,551       975,953
                                           ------------- -------------

Other liabilities                               108,250       113,848
                                           ------------- -------------


Commitments and contingencies

Shareholders' equity:
 Series A convertible preferred stock,
  $.001 par value, 5,000,000 shares
  authorized, 5,133 and 5,133 shares
  issued and outstanding in 2007 and 2006,
  respectively liquidation
  preference: $10,976,000                             5             5
 Series B convertible preferred stock,
  $.001 par value, 3,000,000 shares
  authorized, 2,481,482 and 2,481,482
  shares issued and outstanding in 2007
  and 2006, respectively liquidation
  preference: $5,906,000                          2,481         2,481
 Common stock, $.001 par value,
  250,000,000 shares authorized, 5,162,108
  and 2,963,528 shares issued and
  outstanding in 2007 and 2006,
  respectively                                    5,162         2,964
 Additional paid-in capital                  20,137,857    19,622,834
 Deferred compensation                          (13,189)      (17,437)
 Accumulated deficit                        (11,699,283)  (11,765,660)
                                           ------------- -------------

  Total shareholders' equity                  8,433,033     7,845,187
                                           ------------- -------------

  Total liabilities and shareholders'
   equity                                  $  9,258,834  $  8,934,988
                                           ============= =============

Speedemissions, Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited)

                           Three Months Ended     Nine Months Ended
                              September 30           September 30
                            2007        2006       2007       2006
                         ----------- ---------- ---------- -----------

Revenue                  $2,524,988  $2,484,492 $7,406,415 $7,286,789
                         ----------- ---------- ---------- -----------

Costs and expenses:
 Cost of emission
  certificates              628,807     601,186  1,831,587  1,842,776
 Store operating
  expenses                1,398,204   1,426,122  4,284,209  4,155,151
 General and
  administrative
  expenses                  482,121     352,838  1,210,034  1,081,971
                         ----------- ---------- ---------- -----------

Income from operations       15,856     104,346     80,585    206,891
(Gain) loss from
 disposal of non-
 strategic assets                 -         479     11,735     (9,993)
Interest (income)
 expense, net                  (961)      2,325      2,473      8,158
                         ----------- ---------- ---------- -----------

 Net income              $   16,817  $  101,542 $   66,377 $  208,726
                         =========== ========== ========== ===========

Net income per share
 (basic)                 $     0.01  $     0.03 $     0.02 $     0.07
                         =========== ========== ========== ===========
Net income per share
 (diluted)               $     0.00  $     0.01 $     0.01 $     0.03
                         =========== ========== ========== ===========

Weighted average common
 shares outstanding,
 basic                    3,173,685   2,903,744  3,051,881  2,852,140
                         =========== ========== ========== ===========
Weighted average common
 shares outstanding,
 diluted                  7,452,695   7,468,742  7,330,940  7,417,138
                         =========== ========== ========== ===========

Speedemissions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
----------------------------------------------------------------------

                                                  Nine Months Ended
                                                     September 30,
                                                 ---------------------
                                                    2007       2006
                                                 ---------- ----------

Operating activities:
  Net income                                     $  66,377  $ 208,726
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization                  203,928    291,439
    (Gain) loss from disposal of non-strategic
     assets                                         11,735     (9,993)
    Share based compensation expenses               98,149     65,078
    Stock issued for services                            -     68,500
    Changes in operating assets and liabilities,
     net of acquisitions:
      Other current assets                          40,417    (27,915)
      Other assets                                 (21,937)   (11,525)
      Accounts payable and accrued liabilities     (45,835)  (168,345)
                                                 ---------- ----------

    Net cash provided by operating activities      352,834    415,965
                                                 ---------- ----------

Cash flows from investing activities:
  Acquisition of businesses                              -   (100,000)
  Proceeds from asset sales                        211,094     14,854
  Purchases of property and equipment             (138,491)  (153,684)
                                                 ---------- ----------

   Net cash provided by (used in) investing
    activities                                      72,603   (238,830)
                                                 ---------- ----------

Cash flows from financing activities:
  Proceeds from sale of common stock               319,072          -
  Payments on debt                                (111,747)         -
  Payments on capitalized leases                    (6,417)   (16,419)
                                                 ---------- ----------

   Net cash provided by (used in) financing
    activities                                     200,908    (16,419)
                                                 ---------- ----------

Net increase in cash                               626,345    160,716

Cash at beginning of period                        320,231    250,227
                                                 ---------- ----------

Cash at end of period                            $ 946,576  $ 410,943
                                                 ========== ==========

Supplemental Information:

Cash paid during the year for interest           $  14,058  $   4,277
                                                 ========== ==========

Non-cash Investing and Financing activities:

Equity securities issued in connection with
 acquisitions                                    $ 100,000  $ 100,000
                                                 ========== ==========